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                                                                    EXHIBIT 32.2

                                  CERTIFICATION

      Pursuant to 18 USC Section 1350, the undersigned officer of The St. Joe Company (the "Company") hereby certifies that the Company's Annual Report on Form 10-K for the year ended December 31, 2005 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      /s/ Anthony M. Corriggio
                                      ------------------------------------------
                                      Anthony M. Corriggio
                                      Chief Financial Officer

Dated: March 14, 2006

      The foregoing certificate is being furnished solely pursuant to 18 USC
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.